UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
        Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                       August 31, 1999 (August 16, 1999)
                Date of Report (Date of earliest event reported)


                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)


      Pennsylvania                  000-22026                 25-1407782
(State or other jurisdiction) (Commission File Number)       (IRS Employer
           of corporation)                                 Identification No.)





One RentWay Place, Erie, Pennsylvania                          16505
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(Address of principal executive offices)                     Zip Code



Registrant's telephone number, including area code:       (814) 455-5378
                                                     ------------------------

Item 5.           Other Events


The registrant issued the following press release on August 24, 1999:

     ERIE, PA. -- Rent-Way, Inc. (NYSE: RWY) announced today that long-time Chairman Gerald A. (Tony) Ryan will retire to the position of chairman emeritus effective September 30, 1999. Mr. Ryan co-founded the company in 1981 with current President and CEO William E. Morgenstern.

"Tony demonstrated his unique brand of entrepreneurial zest, and some would even say courage, when 18 years ago he decided to financially back RentWay and the then-new idea of offering home furniture for rental-purchase," said Morgenstern. "This company exists today primarily due to his foresight. We are fortunate to have him remain a director of Rent-Way, Inc. where we can continue to tap into his in-depth knowledge of finance and acquisition strategies."

It is anticipated that Mr. Morgenstern will be elected chairman, while retaining the title of CEO, at the next board meeting. An announcement will be made when the official Board action is taken.

Rent-Way operates 865 stores in 35 states under the brand names RentWay and HomeChoice Rentals. Rent-Way rents quality, brand name merchandise such as home entertainment equipment, furniture and major appliances on a week-to-week or month-to-month basis under full service rental-purchase agreements that permit the customer to acquire ownership of the merchandise at the conclusion of an agreed upon rental period.






































                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                    Rent-Way, Inc.
                                        --------------------------------------
                                                    (Registrant)


Date      August 31, 1999                       /s/ Jeffrey A. Conway
----------------------------            --------------------------------------
                                                     (Signature)
                                                    Jeffrey A. Conway
                                 Sr. Vice President and Chief Financial Officer